Exhibit 99.1

GFI Group Inc. Announces the Appointment of

New Heads of London and Paris Operations

New York, March 15, 2006 — GFI Group Inc. (Nasdaq: GFIG) announced today the appointment of Julian Swain as Head of GFI’s London operations and Marc Souffir as Head of GFI’s Paris operations. Mr. Swain and Mr. Souffir will each report to Colin Heffron, GFI’s President.

Mr. Swain, 40, has served as GFI’s Managing Director — Europe since July 2006.  In that position, Mr. Swain assisted in the management of GFI’s day-to-day operations in Europe.  Mr. Swain joined GFI in 2001 as head of GFI’s European credit products group and oversaw the roll-out of GFI’s CreditMatch® electronic trading platform.  Prior to joining GFI, Mr. Swain was with ICAP PLC where he managed various credit products teams.

Mr. Souffir, 34, joined GFI at the end of 2005 to establish GFI’s Paris operations. Prior to that, he was the managing director of Refco’s Paris office.  Before working at Refco, Mr. Souffir was a manager of various equities, equity derivatives and financial futures products at IFF, a division of AXA.

The appointments of Mr. Swain and Mr. Souffir coincide with the departure of Steve McMillan, who will leave GFI with effect from April 15, 2007.  Mr. McMillan joined GFI as global COO in 2000 and served as Head of European Operations since 2004.  Mr. McMillan has informed GFI that he intends to pursue new entrepreneurial opportunities that are not competitive with GFI’s business.  Mr. McMillan will be working closely with GFI through the period of his departure.

Michael Gooch, Chairman and Chief Executive Officer of GFI stated: “As GFI’s business continues to expand in Europe and throughout the globe, we are pleased to have highly qualified managers to lead the ongoing growth of our operations.  Julian and Marc are well qualified for their new roles bringing a wealth of experience and proven leadership skills. They are welcome additions to our senior management team.

Mr. Gooch added, “Steve McMillan has played an important role at GFI in our evolution to a technology-enhanced OTC derivatives platform and enjoys the respect and admiration of our entire firm.  We wish him every success in his next endeavors.”

About GFI Group Inc. www.GFIgroup.com

GFI Group Inc. (www.GFIgroup.com) is a leading inter-dealer broker specializing in over-the-counter derivatives products and related securities. GFI Group Inc. provides brokerage services, market data and analytics software products to institutional clients in markets for a range of credit, financial, equity and commodity instruments.

Headquartered in New York, GFI was founded in 1987 and employs more than 1,400 people with additional offices in London, Paris, Hong Kong, Seoul, Tokyo, Singapore, Sydney, Cape Town, Englewood (NJ), and Sugar Land (TX). GFI provides services and products to over 2,000 institutional clients, including leading investment and commercial banks, corporations, insurance companies and hedge funds. Its brands include GFI™, Starsupply®, GFInet®, CreditMatch®, FENICS® and Amerex®.

Forward-looking statements

Certain matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipate,” “believe,” “estimate,” “may,” “might,” “intend,” “expect” and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: economic, political and market factors affecting trading volumes, securities prices or demand for the Company’s brokerage services; competition from current and new competitors; the Company’s ability to attract and retain key personnel, including highly-qualified brokerage personnel; the Company’s ability to identify and develop new products and markets; changes in laws and regulations governing the Company’s business and operations or permissible activities; the Company’s ability to manage its international operations; financial difficulties experienced by the Company’s customers or key participants in the markets in which the Company focuses its brokerage services; the Company’s ability to keep up with technological changes; and uncertainties relating to litigation.  Further information about factors that could affect the Company’s financial and other results is included in the Company’s filings with the Securities and Exchange Commission.  The Company does not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contacts:

GFI Group Inc.	Comm-Partners LLC
Christopher Giancarlo	June Filingeri
Exec. VP — Corporate Development	203-972-0186
investorinfo@gfigroup.com	junefil@optonline.net

Chris Ann Casaburri
Investor Relations Manager
212-968-4167
chris.casaburri@gfigroup.com

Media Contact:
GFI Group Inc.
Alan Bright
Public Relations Manager
011-44-20-7877-8049
alan.bright@gfigroup.co.uk